UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2022

CPS TECHNOLOGIES CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-16088	04-2832509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 South Worcester Street, Norton, Massachusetts		02766
(Address of principal executive offices)		(Zip Code)

508-222-0614
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to rule 14d-2(b) under the
Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the
Exchange Act (17 CFR 240.13e-4( c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§ 240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CPSH	NASDAQ Capital Markets

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 29, 2022, CPS Technologies Corp. (“CPS” or the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 14,395,952 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting, 8,542,081 shares, or 59.3% of the eligible common stock, were present either in person or by proxy. Based on the results reported by an independent inspector of elections, in excess of 60% of votes cast at the Annual Meeting were in support of each of the Company’s five nominees. The final results of the matters voted on at the Annual Meeting are provided below:

Proposal 1: The following individuals were elected as directors to hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified.

Director Name	For	For (%)	Against	Abstained
Grant C. Bennett	3,459,502	70.2	87,291	1,381,242
Francis J. Hughes, Jr.	3,464,883	70.3	85,700	1,377,452
Daniel C. Snow	2,963,658	60.1	586,197	1,378,180
Thomas M. Culligan	3,539,999	71.8	10,252	1,377,784
Ralph M. Norwood	3,504,128	71.1	46,111	1,377,796

Proposal 2:  Advisory vote to approve named executive officer compensation.

For	Against	Abstained
3,505,222 (71.1%)	36,478 (.8%)	1,386,335 (28.1%)

Proposal 3:  Ratification of selection of independent registered Public Accounting Firm

For	Against	Abstained
7,141,491(83.6%)	14,220(.2%)	1,386,370(16.2%)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CPS Technologies Corp. (Registrant)
Date: May 2, 2022	/s/ Charles K. Griffith Jr. Charles K. Griffith Jr. Chief Financial Officer